UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 1, 2017

BEIGENE, LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-37686	98-1209416
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Mourant Ozannes Corporate Services (Cayman) Limited 94 Solaris Avenue, Camana Bay Grand Cayman KY1-1108 Cayman Islands
(Address of principal executive offices) (Zip Code)

+1 (345) 949 4123

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 3.01                                           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously announced, Ke Tang notified BeiGene, Ltd. (the “Company”) of his decision to not stand for re-election to the Company’s Board of Directors (the “Board”) at the Company’s annual general meeting held on June 1, 2017 (the “Annual Meeting”). On June 2, 2017, the Company notified The NASDAQ Stock Market, Inc. (“NASDAQ”) that as a result of Ke Tang’s departure from its Board of Directors and its Audit Committee effective June 1, 2017, the Company was no longer compliant with NASDAQ Stock Market Rule 5605(c)(2)(A), which requires each listed company to maintain an audit committee composed of at least three members who meet certain eligibility criteria. With Mr. Tang’s departure, the Company has two members on its Audit Committee and one vacancy. Under NASDAQ rules, the Company has a cure period which extends until the earlier of (i) the Company’s next annual general meeting of shareholders or (ii) June 1, 2018 to regain compliance, or, if the next annual general meeting of shareholders is held no later than November 28, 2017, then the Company must regain compliance no later than November 28, 2017. The Company intends to appoint an additional independent director to the Audit Committee prior to the end of the cure period.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on June 1, 2017. There were 518,902,349 ordinary shares entitled to vote at the Annual Meeting as of the record date on April 20, 2017, of which approximately 256,548,929 were held in the name of Citibank, N.A., which issues Company-sponsored American Depositary Receipts (“ADRs”) evidencing American Depositary Shares (“ADSs”) which, in turn, each represents 13 ordinary shares. Of the ordinary shares entitled to vote, 451,748,315 ordinary shares, including ordinary shares represented by ADSs, or approximately 87%, were present and voting in person or by proxy at the Annual Meeting. In accordance with the Company’s Memorandum and Articles of Association, the quorum required for a general meeting of shareholders at which an ordinary resolution has been proposed consists of such shareholders present in person or by proxy who together hold shares which carry the right to at least a simple majority of all votes capable of being exercised on a poll.

The matters set forth below were voted on at the Annual Meeting. Detailed descriptions of these matters and voting procedures applicable to these matters at the Annual Meeting are contained in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 26, 2017. Set forth below are the total number of shares voted for and against each matter, as well as the total number of abstentions and broker non-votes with respect to each matter.

(1)              Ordinary resolution: to re-elect Timothy Chen to serve as a Class I director until the 2020 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
373,380,142	77,894,856	473,317	—

Accordingly, Timothy Chen was re-elected to serve as a Class I director.

(2)              Ordinary resolution: to re-elect John V. Oyler to serve as a Class I director until the 2020 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
424,583,848	27,047,826	116,641	—

Accordingly, John V. Oyler was re-elected to serve as a Class I director. The proposals for the election of directors related solely to the election of Class I directors nominated by the Board of Directors of the Company. The terms of the following directors continued after the meeting: Donald W. Glazer, Michael Goller, Ranjeev Krishana, Thomas Malley, Xiaodong Wang and Qingqing Yi.

(3)              Ordinary resolution: to ratify the appointment of Ernst & Young Hua Ming LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017:

Votes For	Votes Against	Abstentions	Broker Non-Votes
451,480,965	150,735	116,615	—

Accordingly, the appointment of independent registered public accounting firm was ratified.

Item 8.01                                           Other Events

On June 5, 2017, the Company issued a press release announcing initial data from the dose escalation portion of the Company’s Phase 1/1b clinical trial of its anti-PD-1 antibody BGB-A317 in combination with its PARP inhibitor BGB-290 in patients with advanced solid tumors that was presented at the 2017 American Society of Clinical Oncology Annual Meeting held in Chicago, Illinois. The full text of the Company’s press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(d)             Exhibits.

Exhibit No.	Description
99.1	Press Release issued on June 5, 2017

*    *    *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2017	BEIGENE, LTD.

	By:	/s/ Scott A. Samuels
	Name:	Scott A. Samuels
	Title:	Senior Vice President, General Counsel

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued on June 5, 2017